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                    [ROBINSON BRADSHAW & HINSON LETTERHEAD]

                                                                     Exhibit 5.3

                                November 1, 2005

Cabarrus Plastics, Inc.
c/o Commercial Vehicle Group, Inc.
6530 West Campus Oval
New Albany, Ohio  43054

         Re: Registration Statement on Form S-4
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Ladies and Gentlemen:

         We are issuing this opinion letter in our capacity as special counsel to Cabarrus Plastics, Inc., a North Carolina corporation (the "Guarantor"), in connection with the Guarantor's proposed guarantee, along with the other guarantors under the Indenture (as defined below), of $150,000,000 in aggregate principal amount of 8% Senior Notes due 2013, Series B (the "Exchange Notes"). The Exchange Notes are to be issued by Commercial Vehicle Group, Inc., a Delaware corporation (the "Issuer"), in connection with an exchange offer to be made pursuant to a Registration Statement on Form S-4 (such Registration Statement, as supplemented or amended, is hereinafter referred to as the "Registration Statement"), to be filed with the Securities and Exchange Commission (the "Commission") on or about November 1, 2005, under the
Securities Act of 1933, as amended (the "Securities Act"). The obligations of the Issuer under the Exchange Notes will be guaranteed by the Guarantor (the "Guarantee"), along with other guarantors. The Exchange Notes are to be issued pursuant to the Indenture, dated as of July 6, 2005, among the Issuer, the guarantors set forth therein and U.S. Bank National Association, as Trustee (the "Trustee") (such Indenture, together with the Supplemental Indenture, dated as of August 10, 2005, among the Issuer, the guarantors set forth therein and the Trustee, the "Indenture"), which Indenture includes the Guarantee.

         In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents, corporate records and other instruments:

         (i) the articles of incorporation of the Guarantor, on file with, and certified by, the North Carolina Secretary of State as of November 1, 2005;
(ii) a certificate of existence for the Guarantor, issued by the North Carolina Secretary of State as of November 1, 2005; (iii) bylaws of the Guarantor; (iv) written consent resolutions of the board of directors of the Guarantor, dated August 8, 2005, pertaining to, among other things, the Exchange Notes and the Guarantee; (v) the Indenture; and (vi) a draft of the Registration Statement.

         For purposes of this opinion, we have assumed (a) the authenticity of all documents submitted to us as originals, (b) the conformity to the originals of all documents submitted to us

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Cabarrus Plastics, Inc.
November 1, 2005
Page 2



as copies, (c) the authenticity of the originals of all documents submitted to us as copies, (d) the legal capacity of all natural persons, (e) the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, (f) the authority of such persons signing on behalf of the parties thereto other than the Guarantor, (g) the due authorization, execution and delivery of all documents by the parties thereto other than the Guarantor and the validity, binding effect and enforceability thereof in accordance with their terms of all such documents against all parties thereto other than the Guarantor, (h) that the bylaws of the Guarantor provided to us are a correct and complete copy of the bylaws of the Guarantor in effect at the time of the adoption of the consent resolution of the board of directors of Guarantor presented to us for review, and that such bylaws have not been amended or rescinded since such date and continue in such form in full force and effect,
(i) that the persons signing the consent resolutions of the board of directors of Guarantor presented to us for review constituted all of the duly elected and acting directors of the Guarantor at such time, and that such resolutions have not been amended or rescinded and remain in full force and effect, and (j) that there have otherwise been no amendments, modifications or changes to the versions of the documents submitted to us for review. As to any facts material to the opinions expressed herein, we have made no independent investigation or verification, and have relied upon and assumed, the truthfulness of statements and representations in the documents presented to us for review and of officers and other representatives of the Guarantor and others.

         Our opinion expressed below is subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of (i) any bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other similar law affecting the enforcement of creditors' rights generally, (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), (iii) public policy considerations which may limit the rights of parties to obtain certain remedies, (iv) the validity or enforceability of any provisions contained in the Indenture that relate to the recovery of, or reimbursement or indemnification for, attorney's fees or that purport to waive or not give effect to rights to notices, defenses, subrogation or other rights or benefits that cannot be effectively waived under applicable law, (v) any law except the laws of the State of North Carolina and North Carolina case law decided thereunder that a lawyer in the State of North Carolina exercising reasonable professional diligence would recognize as being directly applicable to the transactions governed by the Exchange Notes and Guarantee and (v) any "Blue Sky" laws or regulations.

         Based upon and subject to the assumptions, qualifications, assumptions and limitations and the further limitations set forth below, we are of the opinion that:

         1. The Guarantor is a corporation validly existing and in good standing under the laws of the State of North Carolina.

         2. The Indenture has been duly authorized, executed and delivered by the Guarantor.

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Cabarrus Plastics, Inc.
November 1, 2005
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         3. The execution and delivery of the Indenture by the Guarantor and the performance by the Guarantor of its obligations thereunder (including with respect to the Guarantee) do not and will not conflict with or constitute or result in a breach or default under (or an event which with notice or the passage of time or both would constitute a default under) or result in the creation of a lien or encumbrance under or violation of any of, (i) the articles of incorporation or bylaws of the Guarantor or (ii) any statute or governmental rule or regulation of the State of North Carolina.

         4. No consent, waiver, approval, authorization or order of any governmental authority of the State of North Carolina is required for the issuance by the Guarantor of the Guarantee, except such as may be required under the Securities Act or the Securities Exchange Act of 1934, as amended.

         The opinions above are further subject to the following qualifications and limitations:

         (a) In rendering our opinion in paragraph 1 with respect to the valid existence and good standing of the Guarantor, we have relied exclusively on a certificate of existence for the Guarantor, dated as of November 1, 2005, issued by the North Carolina Secretary of State.

         (b) We call to your attention that enforcement of the Guarantee may be limited by the provisions of Chapter 26 of the North Carolina General Statutes, and we express no opinion as to the effectiveness of any provisions that waive or otherwise purport to negate the rights of any party under that Chapter.

         This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligation to revise or supplement this opinion should the present laws of the State of North Carolina be changed by legislative action, judicial decision or otherwise.

         This opinion is furnished to you in connection with the filing of the Registration Statement and is not to be used, circulated, quoted or otherwise relied upon for any other purpose, except that Kirkland & Ellis LLP may rely upon this opinion in connection with its opinion addressed to the Issuer dated the date hereof and filed with the Registration Statement to the same extent as if it were an addressee hereof.

         We hereby consent to the filing of this opinion with the commission as
Exhibit 5.3 to the Registration Statement. We also consent to the reference to our firm under the heading "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

                                           Sincerely,
                                           ROBINSON, BRADSHAW & HINSON, P.A.
                                           /S/ Robinson, Bradshaw & Hinson, P.A.